KAYE GROUP INC                       EXHIBIT 11
                          Earnings Per Share Calculation             Page 1 of 2
                    For the Three Months Ended March 31, 1999





Shares outstanding at 12/31/98                                      8,474,435(A)

Less: Net purchase of Treasury Stock (1/1 - 3/31/99)                   28,000

Balance @ 3/31/99                                                   8,446,435(B)

                                                                    ---------
Weighted average                                                    8,460,435[(A)+(B)] /2
                                                                    =========
                                                                   Three months
                                                                       ended
                                                                  March 31, 1999
                                                                  --------------
Net Income                                                      $   1,359,000(1)


I.   Average Shares:                                                8,460,435(2)


II.  Basic EPS                                                         0.1606(1)/(2)
                                                                   ==========


III. Diluted EPS

         Weighted Average Shares                                    8,460,435(2)
         Dilution                                                     144,255(3)
                                                                   ----------
                                                                    8,604,690(4)
                                                                   ==========


         Diluted EPS                                                   0.1579(1)/(4)
                                                                   ==========

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                   For the Twelve Months Ended March 31, 1999

                                                                      EXHIBIT 11
                                                                     Page 2 of 2


IV.     Outstanding at March 31, 1999

                                                                                                    Weighted
                                                    Units       Price/Share        Proceeds         Average             Proceeds
                                                    -----       -----------        --------         -------             --------
A.     Options (8/17/93)                            75,750       $ 10.000        $  757,500
       Options (1/24/94                              5,000         10.910            54,550
       Options (2/3/94)                                500         11.630             5,815
       Options (9/13/95)                            15,000          7.880           118,200
       Options (10/25/95)                           40,200          8.430           338,886
       Options (5/15/96)                            10,000          7.060            70,600            10,000            70,600
       Options (12/27/96)                           15,000          5.000            75,000            15,000            75,000
       Options (2/1/97)                             35,000          5.000           175,000            35,000           175,000
       Options (2/25/97)                           178,250          5.060           901,945           178,250           901,945
       Options (4/15/97)                           200,000          5.000         1,000,000           200,000         1,000,000
       Options (7/1/97)                             10,000          4.970            49,700            10,000            49,700
       Options (10/31/97)                           15,000          8.030           120,450
       Options (12/31/97)                            5,000          6.640            33,200             5,000            33,200
       Options (07/01/98)                           10,000          6.700            67,000            10,000            67,000
       Options (10/30/98)                           20,000          6.170           123,400            20,000           123,400
       Options (12/10/98)                           24,500          6.600           161,700            24,500           161,700
       Options (2/19/99)                               800          7.410             5,928
       Options (12/10/98)                           40,000          7.380           295,200
                                                   -------                       ----------           -------         ---------
                                                   700,000                       $4,354,074           507,750(5)      2,657,545(6)
                                                   =======                       ==========           =======         =========


                        Dilutive Shares            507,750(5)                     2,657,545(6)
                                                   =======                        =========

V.      Average market value/share

                                       Average                   Close on
                                        Close                    last day
                                        -----                    --------
               Jan                      7.081
               Feb                      7.352
               Mar                      7.500                     7.125
                                       ------

                  Hash total 3 mths    21.933
                                       ======

                                       /    3
                                       ------


    Average price per share Three mths  7.311
                                       ======

VII.    Diluted


                                                         Three Months
                                                         ------------

         Total Proceeds from exercise                     $ 2,657,545(6)
         Divided by average price                               7.311

         Repurchase shares of                                 363,495

         Shares issued (options)                              507,750(5)
                                                             --------


         Dilution - Shares                                (3) 144,255
                                                             ========